Exhibit 3.1

BY-LAWS

OF

MEMC ELECTRONIC MATERIALS, INC.

(Amended and Restated as of January 19, 2010)

ARTICLE I

Offices

Section 1. Offices. The registered office of MEMC Electronic Materials, Inc. (hereinafter called the Corporation) shall be in the State of Delaware. The Corporation may have offices and places of business at such places within and without the State of Delaware as shall be determined by the Board of Directors. The books of the Corporation may be kept outside of the State of Delaware at such place or places as the Board of Directors may from time to time determine.

ARTICLE II

Stockholders

Section 1. Place of Meetings. All meetings of the stockholders shall be held at such place within or without the State of Delaware as is designated by the Board of Directors.

Section 2. Annual Meeting. The Board of Directors shall fix the time and place of the annual meeting of the stockholders for the purpose of electing the directors and for the transaction of such other business as may properly be brought before the meeting.

Section 3. Special Meeting. Special meetings of the stockholders may be called by a majority of the holders of the common stock of the Corporation or by a majority of the Board of Directors or by the Chairman of the Board.

Section 4. Notice of Meetings. Except as is otherwise provided by law, notice of each meeting of stockholders, whether annual or special, shall be given to each stockholder not less than 10 nor more than 60 days prior to the meeting. The notice shall state the date, time and place and, in the case of special meetings, the purpose or purposes of such meeting, and at whose direction the notice is given.

Section 5. Quorum. At all meetings of stockholders, except as otherwise required by statute, the holders of a majority of the shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat may adjourn such meeting from time to time in accordance with Section 7 of this Article II of these By-Laws until the number of votes requisite to constitute a quorum shall be present.

Section 6. Voting. When a quorum is present or represented by proxy at any meeting of stockholders, the vote of the holders of a majority of the outstanding shares of stock entitled to vote thereat present in person or by proxy shall decide any question brought before such meeting, unless the question is one upon which an express provision of the General Corporation Law of the State of Delaware or of the Restated Certificate of Incorporation requires a greater vote, in which case such provision shall control.

Each stockholder entitled to vote at any meeting may vote in person or by proxy and shall, unless the Restated Certificate of Incorporation provides otherwise, have one vote for each share of stock registered in his name, but no proxy shall be valid after three years from its date, unless the proxy provides for a longer period.

Section 7. Adjourned Meetings. Any meeting of stockholders may be adjourned to a designated time and place by a vote of a majority in interest of the stockholders present in person or by proxy, even though less than a quorum is so present. No notice of such an adjourned meeting needs to be given, other than by announcement at the meeting, and any business may be transacted which might have been transacted at the meeting as originally called; provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

Section 8. Action Without Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of all the outstanding stock entitled to vote thereon. The effective date of the authorization of such action shall be deemed to be the date of the filing of the last such written consent in the minute books of the Corporation, which date shall be noted therein by the Secretary.

Section 9. Advance Notice of Business to Be Transacted at Stockholder Meetings. To be properly brought before an annual or special meeting of stockholders, business must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the meeting by a stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 9 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 9. Except for proposals properly made in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the notice of meeting given by or at the direction of the Board of Directors, the foregoing clause (c) shall be the exclusive means for a stockholder to propose business to be brought before an annual or special meeting of the stockholders. Stockholders seeking to nominate persons for election to the Board must comply with Section 10 of this Article II, and this Section 9 shall not be applicable to nominations except as expressly provided in Section 10.

(A) Timely notice. To bring business before a meeting, a stockholder must give timely notice to the Secretary of the Corporation. To be timely for an annual meeting, such notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, in order to be timely, notice by the stockholder must be so received not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting is mailed to stockholders or public disclosure of the date of the annual meeting is made, whichever first occurs. To be timely for a special meeting, notice by a stockholder must be delivered to or mailed and received at the principal executive offices of the Corporation not more than 10 days immediately following the giving of notice of such special meeting by mail to stockholders or by public announcement (whichever first occurs). The provisions of this Section 9 shall also govern what constitutes timely notice for purposes of Rule 14a-4(c) under the Exchange Act.

(B) Proper written form of notice. To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each matter such stockholder proposes to bring before the annual meeting (i) a reasonably brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of each proposing stockholder, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (iii) a reasonably detailed description of all agreements, arrangements and understandings between or among any of the proposing stockholders or between or among any proposing stockholder and any other record or beneficial holder of the shares of any class or series of capital stock of the Corporation or any other person or entity (including their names) in connection with the proposal of such business by such stockholder, (b) the name and address of such stockholder, and the name and address of the beneficial owner, if any, on whose behalf the business is to be brought before the meeting, (c) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, together with evidence reasonably satisfactory to the Secretary of such beneficial ownership, (d) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, (e) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (f) any short interest in any security of the Corporation (for purposes of this Section 9 a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (g) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the Corporation, (h) any proportionate interest in shares of the Corporation or Derivative Instrument held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (i) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instrument, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information as specified in the foregoing clauses (a) through (i) shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership and other information as of such record date). For purposes of these By-Laws, the terms “beneficial owner” and “beneficial ownership” shall include without limitation the meanings ascribed to such terms in Rule 13d-3 (or any successor rule) under the Exchange Act.

(C) Exclusive means; other stockholder rights and obligations. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any annual or special meeting of stockholders except business brought before such meeting in accordance with the procedures set forth in this Section 9; provided, however, that, once business has been properly brought before such meeting in accordance with such procedures, nothing in this Section 9 shall be deemed to preclude discussion by any stockholder of any such business. If the chairman of such meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. This Section 9 is expressly intended to apply to any business proposed to be brought before an annual or special meeting of stockholders other than any proposal made pursuant to Rule 14a-8 under the Exchange Act. In addition to the requirements of this Section 9 with respect to any business proposed to be brought before an annual or special meeting, each proposing stockholder shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 9 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 10. Advance Notice of Nominations for Election to the Board of Directors. Nominations of any person for election to the Board of Directors at an annual or special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (a) by or at the direction of the Board of Directors, including by any committee or persons appointed by the Board of Directors, or (b) by a stockholder who (i) was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such nomination is proposed to be made, only if such beneficial owner was the beneficial owner of shares of the Corporation) both on the record date for the determination of stockholders entitled to vote at such meeting and at the time of giving the notice provided for in this Section 10, (ii) is entitled to vote at the meeting, and (iii) has complied with the Restated Certificate of Incorporation of the Company, as amended, and this Section 10 as to such nomination. As contemplated by the Restated Certificate of Incorporation, as amended, for a stockholder to make any nomination of a person for election to the Board of Directors, the stockholder must provide timely notice thereof in proper written form to the Secretary of the Corporation.

(A) Timely notice. To be timely, a stockholder’s notice for nomination of a person or persons for election to the Board of Directors must be delivered to or mailed and received at the principal offices of the Corporation within the times set forth in Section 9(A) of this Article II for the giving of timely notice by a stockholder for bringing other business before a stockholder meeting.

(B) Proper written form of notice. To be in proper written form for purposes of this Section 10, a stockholder’s notice to the Secretary shall set forth (a) as to each person whom the stockholder intends to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the stockholder and (v) any other information relating to such person that is required to be disclosed in a proxy statement or other filing required to be made in connection with a solicitation of proxies for the election of directors in a contested election, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (b) as to such stockholder giving notice, the information required to be provided by a stockholder pursuant to Section 9(B)(b)-(i) of this Article II.

(C) Exclusive means; other requirements. The Corporation may require any proposed nominee to furnish such other information in addition to that required by Section 10 as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. Notwithstanding anything in these By-Laws to the contrary, no nominations shall be conducted at the annual or special meeting of stockholders except nominations brought before such meeting in accordance with the procedures set forth in the Restated Certificate of Incorporation, as amended, and this Section 10. If the chairman of such meeting determines that a nomination was not properly brought before the meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was not properly brought before the meeting and such nomination shall not be considered or voted upon.

ARTICLE III

Directors

Section 1. Management of the Corporation. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The officers of the Corporation shall keep the Board of Directors fully informed about the affairs of the Corporation, and the officers and employees of the Corporation shall provide the Board of Directors with such written or oral reports and information as the Board of Directors may deem advisable.

Section 2. Number and Term of Office. Subject to the rights, if any, of holders of preferred stock of the Corporation, the number of directors shall be determined from time to time by resolution passed by a majority of the Board of Directors of the Corporation, but in no event shall the Board of Directors consist of less than five or more than 15 directors. The number of directors so determined is referred to in these By-Laws as the “total number of directors”. The Board of Directors shall, by resolution passed by a majority of the Board of Directors, designate the directors to serve as initial Class I, Class II and Class III directors upon filing of the Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware. Except as provided in Section 5 of this Article III, directors shall be elected by a plurality of the votes cast at annual meetings of stockholders, and each director so elected shall hold office as provided by Article Fifth of the Restated Certificate of Incorporation of the Corporation. Directors need not be stockholders of the Corporation.

Section 3. Nomination of Directors and Advance Notice Thereof. Only persons who are nominated in accordance with the Restated Certificate of Incorporation of the Corporation shall be eligible for election as directors of the Corporation.

Section 4. Resignation. Any director may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time be specified, at the time of its receipt by the Chief Executive Officer (the “CEO”), the President or the Secretary of the Corporation. The acceptance of a resignation shall not be necessary to make it effective.

Section 5. Vacancies. Subject to the rights, if any, of the holders of any series of preferred stock then outstanding, any vacancy on the Board of Directors arising from death, resignation, removal, an increase in the number of directors or any other cause, may be filled either by a majority vote of the remaining directors, although less than a quorum, or by the sole remaining director; provided, however, that if any director then in office determines that any such vacancy on the Board of Directors shall be filled by the stockholders, such vacancy shall be filled by the stockholders in accordance with the Restated Certificate of Incorporation. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

Section 6. Regular Meetings. The Board of Directors shall hold at least two regular meetings during each calendar year on such dates as may be determined by the Board of Directors. Such regular meetings may be held at such places, either within or without the State of Delaware, as shall from time to time be determined by the Board of Directors.

Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the CEO or the President, and shall be called by the CEO, the President or the Secretary, upon the written request of at least two members of the Board of Directors. Each director shall be given at least two (2) days’ notice of each such meeting.

Section 8. [Intentionally Omitted.]

Section 9. Quorum. A quorum of directors for the transaction of business shall consist of at least a majority of the total number of directors.

Section 10. Waiver of Notice. Notice of a meeting need not be given to any director who submits a written waiver of such notice, signed by him, whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the directors need be specified in any written waiver of notice with respect to such meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends such meeting for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 11. Voting. The act of a majority of the total number of directors shall be the act of the Board of Directors.

Section 12. Meetings via Conference Call. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone call or similar communications equipment hook-up allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

Section 13. Action Without Meeting. Notwithstanding any other provisions of these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, or by electronic transmission, and the written consent or consents or electronic transmission or transmissions are filed with the minutes of the proceedings of the Board of Directors.

Section 14. Committees. (a) Audit Committee; Compensation Committee; Other Committees. The Board of Directors shall designate an Audit Committee and a Compensation Committee, each consisting of at least two directors and to have such duties and functions as shall be specified in the resolution or resolutions appointing such committees. The Board of Directors, by resolution passed by a majority of the total number of directors, may designate other committees of the Board of Directors, each such committee to consist of two or more directors and to have such duties and functions as shall be provided in such resolution.

(b) Rules of Committees. A majority of all of the members of any committee of the Board of Directors may determine its rules of procedure, determine its action and fix the time and place, whether within or without the State of Delaware, of its meetings and specify what notice thereof, if any, shall be given, unless the Board of Directors shall otherwise by resolution provide. Each committee shall record minutes of its proceedings and shall submit the same to the Board of Directors. The Board of Directors shall have power to change the members of any such committee and fill vacancies therein and to discharge any such committee, either with or without cause, at any time.

(c) Powers of Committees. The Board of Directors, by resolution passed by a majority of a duly constituted quorum of the Board of Directors, may designate committees of the Board of Directors pursuant to, and which will have the powers as are consistent with, the provisions of Section 141(c)(2) of the Delaware General Corporation Law.

Section 15. The Chairman of the Board and Vice Chairman of the Board. The Chairman of the Board and, if the Board of Directors determines that the Board should have a Vice Chairman, the Vice Chairman of the Board, shall be elected annually by the Board of Directors. The Chairman of the Board shall preside at all meetings of the Board of Directors, act as chairman at all meetings of stockholders and shall sign the minutes of the proceedings recorded at such meetings by the Secretary. He shall make reports to the Board of Directors as well as to the stockholders and shall perform all duties incident to his office or properly required of him by the Board of Directors. The Chairman of the Board and the Vice Chairman of the Board shall each perform such further duties and exercise such further powers as may be assigned to him from time to time by the Board of Directors. In the absence of the Chairman of the Board, the Vice Chairman of the Board shall carry out his duties and authorities.

ARTICLE IV

Officers

Section 1. Officers. The officers of the Corporation shall include the Chief Executive Officer, the President, a Treasurer and a Secretary. Each officer of the Corporation shall hold office until his successor shall have been duly chosen and qualified, or until his death, disqualification, resignation or removal. Except for the offices of President and Secretary, any two or more offices may be held by one person. Any vacancy occurring in any office shall be filled by the Board of Directors.

Section 2. Other Officers. The Board of Directors may appoint one or more Vice Presidents, Assistant Treasurers, Assistant Secretaries and such other officers and agents with such powers and duties as it shall deem necessary.

Section 3. The Chief Executive Officer (the “CEO”). The Chief Executive Officer, subject to the direction of the Board of Directors, shall have general management and control of the business and affairs of the Corporation.

Section 4. The President. The President shall be the Chief Operating Officer of the Corporation and, subject to the direction of the CEO and the Board of Directors, shall be responsible for the day-to-day management of the Corporation.

Section 5. The Treasurer. The Treasurer shall have custody of all funds, securities and evidences of indebtedness of the Corporation, shall receive and give receipts and acquittances for monies paid in on account of the Corporation, shall pay out of the funds on hand all bills, payrolls, and other just debts of the Corporation, of whatever nature upon maturity, shall enter regularly in books to be kept by him for that purpose, full and accurate accounts of all monies received and paid out by him on account of the Corporation, and shall perform all other duties incident to the Office of Treasurer and as may be prescribed by the Board of Directors.

Section 6. The Secretary. The Secretary, if he shall be present, shall keep the minutes of all proceedings of directors and stockholders, and shall attend to the giving and serving of all notices to stockholders and directors or other notices required by law or by these By-Laws, shall affix the seal of the Corporation to deeds, contracts and other instruments in writing requiring a seal when duly signed or when so ordered by the Board of Directors, shall have charge of the minute books, certificate books and stock books and such other books and papers as the Board of Directors may direct, and shall perform all other duties incident to the office of Secretary.

Section 7. Removal of Officers. Any officer of the Corporation may be removed from office at any time, with or without cause, by a vote of the majority of the total number of directors.

ARTICLE V

Capital Stock

Section 1. Form and Execution of Certificates. The shares of the Corporation shall be represented by certificates in such form as is required by the General Corporation Law of the State of Delaware and as shall be adopted by the Board of Directors. Certificates shall be numbered and registered in the order issued, shall be signed by the President or a Vice President and by the Secretary or the Treasurer and sealed with the corporate seal or a facsimile thereof.

Section 2. Transfer. Transfer of shares shall be made only upon the books of the Corporation by the registered holder thereof or by attorney, duly authorized, and upon surrender of the certificate or certificates for such shares properly assigned for transfer.

Section 3. Lost or Destroyed Certificates. The holder of any certificate representing shares of stock of the Corporation may notify the Corporation of any loss, theft, or destruction thereof, and the Board of Directors may thereupon, in its discretion (subject to applicable law), cause a new certificate for the same number of shares to be issued to such holder upon satisfactory proof of such loss, theft or destruction, and, if required by the Board of Directors, the deposit of indemnity by way of bond or otherwise, in such form and amount and with such surety or sureties as the Board of Directors may require, to indemnify the Corporation against loss or liability by reason of the issuance of such new certificates.

Section 4. Record Date. The Board of Directors may fix, in advance, a date, not exceeding 60 days nor less than 10 days, as the record date for the determination of stockholders entitled to receive notice of, or to vote at, any meeting of stockholders, or to consent to any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividends, or allotment of any rights, or for the purpose of any other action.

ARTICLE VI

Miscellaneous

Section 1. Dividends and Reserves. The Board of Directors may declare dividends and may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may reduce or eliminate any such reserve. Dividends may be paid in cash, in property, or in shares of stock.

Section 2. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient concerning the transfer and registration of certificates for shares of the Corporation.

Section 3. Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the words “CORPORATE SEAL”, and the state of its incorporation.

Section 4. Notice and Waiver of Notice. Whenever under the provisions of these By-Laws any notice is required to be given, such notice, unless otherwise required by law or by these By-Laws, shall be communicated to the person entitled thereto be courier mail or first-class mail, postage prepaid, or by telegraph, telex, cable, facsimile or other recorded form of transmission, and such notice shall be deemed to have been given on the third day after the time of dispatch by courier mail or mailing thereof or at the time of dispatch in the case of notice by any other form of transmission. Any notice required to be given under these By-Laws may be waived in writing by the person entitled thereto, whether before or after the time stated therein.

Section 5. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 6. No petition under title 11 of the United States Code may be filed by the Corporation without a resolution of the Board of Directors authorizing such a filing which has been approved by at least all but one of the directors then in office.

ARTICLE VII

Amendments

Section 1. Amendments. The Board of Directors shall have the power, without assent or vote of the stockholders, to make, alter, amend, change, add to or repeal these By-Laws, or any of them, upon a vote of a majority of the total number of directors.